UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2021

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

DE	001-14039	64-0844345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Briarlake Plaza
2000 W. Sam Houston Parkway S., Suite 2000
Houston, TX 77042

(Address of Principal Executive Offices, and Zip Code)

(281) 589-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

New Executive Officer LTI Program

Effective March 12, 2021, the Compensation Committee of the Board of Directors (the “Board”) of Callon Petroleum Company (the “Company,” “we,” “us” and “our”) approved the 2021 compensation program for our executive officers other than James P. Ulm, Chief Financial Officer, who has announced his intentions to retire from the Company in May 2021. As long-term incentive compensation, the Committee awarded the executive officers with time-based restricted stock units (“RSUs”) and cash performance units (“CPUs”) under the terms of the Callon Petroleum Company 2020 Omnibus Incentive Plan (the “Plan”).

The RSUs will vest in one-third increments annually beginning April 1, 2022, provided the executive officer continues to be employed on the vesting dates, or earlier as a result of death or disability. The RSUs will be settled in shares of the Company’s common stock at the time of vesting.

The CPUs will vest at the end of the three-year performance period encompassing calendar years 2021 through 2023 provided the executive officer continues to be employed on the vesting dates, or earlier as a result of death or disability. The value of the awards will range from 0-200% of target and will be determined by (i) our adjusted free cash flow performance over three, one-year performance periods relative to goals established by the Compensation Committee each year and (ii) a cap on the final payout opportunity based on our three-year average return on capital employed (“ROCE”) performance including a cap on payout of 75% of target if three-year ROCE is less than 10 percent.

The foregoing descriptions of the RSU and CPU agreements are not complete and are qualified in their entirety by reference to the full text of (i) the form of RSU agreement, which is filed hereto as Exhibit 10.1 and incorporated by reference herein, and (ii) the form of CPU agreement, which is filed hereto as Exhibit 10.2 and incorporated by reference herein.
Revised Change in Control Severance Compensation Agreements with Executive Officers

    Also on March 12, 2021, the Compensation Committee of the Board approved amended versions of the Change in Control Severance Compensation Agreements (the “SCAs”) with its executive officers (other than Mr. Ulm) that are intended to replace the previous agreements that were effective as of January 1, 2019 (or, in the case of Gregory F. Conaway, the Company’s Vice President and Chief Accounting Officer, December 20, 2019) (the “Prior SCAs”). The amended agreements were presented to the executive officers for consideration and were executed by the Company and the executive officers effective as of April 16, 2021. The SCAs generally provide the same rights and benefits as were provided in the Prior SCAs, except that the new SCAs provide for, among other changes, an updated definition of “Change in Control” to reflect a formulation more consistent with the Company’s peers, the payment of a pro-rata bonus for the year of termination in the event of a severance-eligible termination, and severance benefits in the event of a termination without cause within six months following a “merger of equals” transaction. The following describes the material terms of the SCAs.

    The SCAs will terminate, except to the extent that any obligation of the Company thereunder remains unpaid as of such time, on the earliest of (i) December 31, 2021, except that, on each anniversary date thereafter, the expiration date will automatically be extended for one additional year unless, as of such date and prior to such anniversary date, either party has given proper written notice that it does not wish to extend the SCA, but in no event will the expiration date be earlier than the second anniversary of the effective date of a “Change in Control” or “Merger of Equals” (each as defined in the SCAs); (ii) the termination of the executive officer’s employment with us based on death, “Disability” (as defined in the SCAs), or “Cause” (as defined in the SCAs); (iii) the voluntary resignation of the executive officer for any reason other than a post-Change in Control resignation for “Good Reason” (as defined in the SCAs); and (iv) any resignation of the executive officer prior to a Change in Control or Merger of Equals.

    Pursuant to the SCAs, if the executive officer is terminated (i) without Cause by us or for Good Reason by the executive officer within two years following a Change in Control, (ii) without Cause by us within six months of a Merger of Equals, or (iii) without Cause by us within the six month period prior to a Change in Control and in connection with such Change in Control (in each case, a “double-trigger termination”), then the executive officer is entitled to a single lump-sum cash payment equal to an SCA multiple times the sum of (a) the annual base salary in effect immediately prior to the Change in Control or, if higher, in effect immediately prior to the separation from service, (b) the greater of the average annual bonus earned with respect to the three most recently completed full fiscal years, the target annual bonus for the fiscal year in which the Change in Control occurs, or the target annual bonus for the fiscal year in which the Change in Control or termination occurs and (c) the greater of the target annual bonus for the fiscal year in which the Change in Control or Merger of Equals occurs or the target annual bonus for the fiscal year in which the termination of employment occurs, in each case, prorated for the number of days in the year in which the termination of employment occurs during which the executive officer was employed. For Joseph C. Gatto, Jr., the Company’s President and Chief Executive Officer and a member of the Board, the SCA multiple is three times. For the other executive officers, the SCA multiple is two times. The SCAs also provide that in the event an executive officer is eligible for benefits due to a double-trigger termination, any outstanding equity awards or cash incentive awards (other than annual bonuses) then held by the executive officer shall vest in full with any performance-based awards earned at the level specified in the applicable award agreement or, if not specified, at the target level. In addition, we must maintain at our expense until 24 months after a double-trigger termination all medical, dental, and health insurance coverage. Such severance benefits are subject to the executive officer’s execution and non-revocation of a general release of claims.
    A Change in Control as generally defined in the SCAs occurs when (i) any person or group of persons acquires beneficial ownership of more than 30% of our outstanding common stock (other than an acquisition by a person or persons that already beneficially own more than 30% of our outstanding common stock); (ii) incumbent members of the Board as of the effective date of the SCAs cease to constitute at least a majority of the Board (other than as a result of an election or nomination that was approved by a vote of at least a majority of the incumbent directors at the time); or (iii) the consummation of any “Business Combination” (as defined in the SCAs, including any merger, reorganization, or sale of more than 40% of the gross fair market value of the Company’s assets), in each case, unless (a) the beneficial owners of our common stock prior to such transaction own, directly or indirectly, more than 50% of the outstanding common stock of the resulting entity following the transaction, (b) no person or group of persons acting in concert (excluding the Company or its subsidiaries and certain other exempt persons) beneficially owns 30% or more of the outstanding common stock of the resulting entity, and (c) at least a majority of the members of the board of directors of the resulting entity were incumbent members of the Board prior to the transaction. A Merger of Equals is generally defined in the SCAs as the consummation of a Business Combination unless (1) such Business Combination is a Change in Control under the SCAs or (2) individuals or entities who were beneficial owners of our common stock immediately prior to the Business Combination beneficially own 60% or more of the outstanding voting stock of the resulting entity following the transaction in substantially the same proportions as their ownership of our common stock prior to the transaction.

    The SCAs also subject each executive officer to a one-year post-termination non-competition and two-year (or, in the case of Mr. Gatto, three-year) post-termination non-solicitation covenant in the event the applicable executive officer becomes eligible to receive severance benefits under the SCA. The SCAs also include a perpetual confidentiality covenant.

    The SCAs incorporate a provision to provide for the possible impact of the federal excise tax on excess parachute payments. If any SCA payment is subject to any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the payment will be reduced so that no portion of the payment is subject to such excise tax if the net benefit payable would be at least as much as it would have been if no reduction was made. The so-called “golden parachute” tax rules subject “excess parachute payments” to a dual penalty: the imposition of a 20% excise tax upon the recipient and non-deductibility of such payments by the paying corporation.
    The foregoing description of the SCAs is not complete and is qualified in its entirety by reference to the full text of (i) the form of SCA by and between the Company and its executive officers, which is filed hereto as Exhibit 10.3 and incorporated by reference herein, and (ii) the SCA by and between the Company and Mr. Gatto, which is filed hereto as Exhibit 10.4 and incorporated by reference herein.

First Amendment to 2020 Omnibus Incentive Plan

On April 15, 2021, the Board approved an amendment to the Plan to change the definition of “Change in Control” and related terms under the Plan to align with current peer company practices and to conform with the definitions found in other plans, agreements and policies of the Company, including the SCAs.

The foregoing description of the amendment to the Plan is not complete and is qualified in its entirety by reference to the full text of the amendment to the Plan, which is filed hereto as Exhibit 10.5 and incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description
10.1	Form of Callon Petroleum Company Restricted Stock Unit Agreement, adopted on March 12, 2021 under the 2020 Omnibus Incentive Plan.
10.2	Form of Callon Petroleum Company Cash Performance Unit Agreement, adopted on March 12, 2021 under the 2020 Omnibus Incentive Plan.
10.3	Form of Change in Control Severance Compensation Agreement, dated as of April 16, 2021, by and between Callon Petroleum Company and its executive officers.
10.4	Change in Control Severance Compensation Agreement, dated as of April 16, 2021, by and between Callon Petroleum Company and Joseph C. Gatto, Jr.
10.5	First Amendment to Callon Petroleum Company 2020 Omnibus Incentive Plan.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Callon Petroleum Company
(Registrant)

Date:	April 16, 2021	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President and Chief Executive Officer